UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


               Freeport-McMoRan Copper & Gold Inc.
                       FCX Investment Ltd.
     (Exact name of registrant as specified in its charter)


           Delaware                               74-2480931
   (State of incorporation)           (IRS Employer Identification No.)


1615 Poydras Street, New Orleans, LA                70112
(Address of principal executive offices)         (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of each exchange
        Title of each class                   on which each class
        to be so registered                   is to be registered
----------------------------------------    -----------------------
8 1/4% Convertible Senior Notes due 2006    New York Stock Exchange


   If  this  form  relates  to the registration  of  a  class  of securities pursuant to Section 12(b) of the Exchange Act  and  is effective  pursuant  to  General  Instruction  A.(c),  check  the following box.  x
               ---

   If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is pursuant to General Instruction A.(d), check the following box.
                                                               ---

 Securities Act registration statement file number to which this form relates:  333-72760

Securities to be registered pursuant to Section 12(g) of the Act:
                              None

Item 1.  Description of Registrant's Securities to be Registered.

     The descriptions of the 8 1/4% Convertible Senior Notes due 2006, and Class B Common Stock, par value $0.10 per share, of Freeport-McMoRan Copper & Gold Inc. ("FCX") into which such notes are convertible, are incorporated herein by reference to Amendment No. 2 to the Registration Statement on Form S-3, dated March 8, 2002, of FCX and FCX Investment Ltd.


Item 2.  Exhibits.

Exhibit No.                        Description

   1 Amended and Restated Certificate of Incorporation of FCX. Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of FCX for the quarter ended March 31, 2002.

   2    Amended By-laws of FCX dated as of March 12, 1999.
        Incorporated by reference to Exhibit 3.2 to the Annual
        Report on Form 10-K of FCX for the fiscal year ended
        December 31, 1998.




                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                             FREEPORT-McMoRan COPPER & GOLD INC.


                              By:/s/ Richard C. Adkerson
                                ------------------------
                                     Richard C. Adkerson
                            President and Chief Financial Officer



Dated:  May 15, 2002
                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                             FCX INVESTMENT LTD.


                              By:/s/ Richard C. Adkerson
                                 -----------------------
                                     Richard C. Adkerson
                                          President



Dated:  May 15, 2002


                          EXHIBIT INDEX

Exhibit No.                        Description

   1 Amended and Restated Certificate of Incorporation of FCX. Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of FCX for the quarter ended March 31, 2002.

   2    Amended By-laws of FCX dated as of March 12, 1999.
        Incorporated by reference to Exhibit 3.2 to the Annual
        Report on Form 10-K of FCX for the fiscal year ended
        December 31, 1998.